UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
Ex-10.1 Offer Letter, dated as of March 27, 2009
Ex-99.1 Press Release of the Registrant, dated April 13, 2009

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 13, 2009, NaviSite, Inc. (the “Company”) announced that R. Brooks Borcherding was appointed the Company’s Senior Vice President of Sales and Chief Revenue Officer, which appointment will be effective as of April 13, 2009. In connection with Mr. Borcherding’s appointment as Senior Vice President of Sales and Chief Revenue Officer, the Company set his annual base salary at $200,000 and agreed to grant to Mr. Borcherding 200,000 shares of the Company’s common stock under the Company’s Amended and Restated 2003 Stock Incentive Plan. The shares issued to Mr. Borcherding will be restricted and will vest at the rate of 25% on the six month anniversary of the date of grant and thereafter in equal amounts monthly over the following three year period until fully vested on the 42nd monthly anniversary of the date of grant, provided Mr. Borcherding remains an employee of the Company on each such vesting date. Mr. Borcherding is eligible to receive an annual bonus of up to 115% of $325,000 upon the achievement of certain corporate objectives. Mr. Borcherding is guaranteed a fiscal fourth quarter of 2009 bonus of at least $60,938.
From 2005 until April 2009, Mr. Borcherding served as the Strategy, Planning and Operations Director of Cisco Systems, Inc. From 1997 to 2005, Mr. Borcherding served as the Global Solutions Director of Avaya Inc.
Mr. Borcherding is 42 years old. There are no family relationships between Mr. Borcherding and any director or other executive officer of the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibit listed in the Exhibit Index below is filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2009	NaviSite, Inc.
	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated as of March 27, 2009, effective as of April 3, 2009, by and between the Registrant and R. Brooks Borcherding.
99.1	Press Release of the Registrant, dated April 13, 2009.